Exhibit 99.1

ALTERNATIVE ASSET MANAGEMENT ACQUISITION CORP.

ANNOUNCES APPROVAL OF BUSINESS COMBINATION

WITH GREAT AMERICAN

New York, NY – July 31, 2009 — Alternative Asset Management Acquisition Corp. (“AAMAC”) (NYSE Amex: AMV) announced that at the special meeting of its stockholders the proposed business combination with Great American Group, LLC (“Great American”) was approved. The transaction is expected to be consummated today, subject to satisfaction of all closing conditions.

At the special meeting of AAMAC stockholders, AAMAC stockholders also approved the following related proposals: (i) the amendment of AAMAC’s amended and restated certificate of incorporation modifying the definition of business combination; (ii) the ratification of certain provisions of the certificate of incorporation of Great American Group, Inc. (“GA”); and (iii) the adoption of the 2009 Stock Incentive Plan.

About Alternative Asset Management Acquisition Corp.

AAMAC is a blank check company which was formed in 2007 for the purpose of acquiring through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination one or more businesses or assets. AAMAC’s initial public offering was consummated on August 7, 2007 and it received net proceeds of $397,560,377 through the sale of 41.4 million units, including 5.4 million units pursuant to the underwriters’ over-allotment option, at $10.00 per unit. Each unit is comprised of one share of AAMAC common stock and one warrant with an exercise price of $7.50. As of July 8, 2009, AAMAC held approximately $407.8 million (or approximately $9.84 per share) in a trust account maintained by an independent trustee, which will be released upon the consummation of the transaction.

About Great American Group, Inc.

GA is a leading provider of asset disposition solutions and valuation and appraisal services to a wide range of retail, wholesale and industrial clients, as well as lenders, capital providers, private equity investors and professional service firms.

Forward Looking Statements

Statements made in this release, other than those concerning historical financial information, may be considered forward-looking statements, which speak only as of the date of this release and are based on current expectations and involve a number of assumptions. These forward-looking statements include outlooks or expectations for earnings, revenues, expenses or other future financial or business performance, strategies or expectations, or the impact of legal or regulatory matters on business, results of operations or financial condition. Specifically, forward-looking statements may include statements relating to the benefits of the transaction; the future financial performance of GA following the Acquisition; the growth of the market for GA’s services; expansion plans and opportunities; consolidation in the market for GA’s services generally; and other statements preceded by, followed by or that include the words “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target” or similar expressions. These forward-looking statements involve a number of known and unknown risks and uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include: (1) AAMAC’s ability to complete its initial business combination within the specified time limits; (2) difficulties encountered in integrating the merged companies; (3) officers and directors allocating their time to other businesses and potentially having conflicts of interest with AAMAC’s business or in approving the Acquisition; (4) success in retaining or recruiting, or changes required in, GA’s officers, key employees or directors following the Acquisition; (5) listing or delisting of AAMAC’s securities from the NYSE Amex or the ability to have GA’s securities listed on the Nasdaq Capital Market following the transaction; (6) the potential liquidity and trading of AAMAC’s and GA’s public securities; (7) GA’s revenues and operating performance; (8) changes in overall economic conditions; (9) anticipated business development activities of GA’s following the Acquisition; (10) risks and costs associated with regulation of corporate governance and disclosure standards (including pursuant to Section 404 of the Sarbanes-Oxley Act of 2002); (11) the Note will be made in favor of certain parties related to GA and their interests may differ from those of GA’s securityholders; (12) GA’s obligations pursuant to the Note may negatively affect GA’s financial position and results of operations; (13) GA’s obligations pursuant to the Note may reduce GA’s ability to pursue future liquidation engagements and other business opportunities; (14) GA’s obligations pursuant to the Note may increase GA’s need for additional sources of financing in the future and there can be no assurance that GA will be able to obtain any additional financing on commercially reasonable terms, if at all; (15) if GA is unable to satisfy its obligations under the Note on or prior to the maturity date, there can be no assurance that GA will be able to refinance the Note on commercially reasonable terms, if at all; and (16) other risks referenced from time to time in AAMAC and GA’s filings with the SEC and those factors listed in the Definitive Proxy Statement/Prospectus under “Risk Factors”. None of AAMAC, Great American or GA assumes any obligation to update the information contained in this release.

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Contact:

Alternative Asset Management Acquisition Corp.

Contact: Chris Tofalli

Chris Tofalli Public Relations, LLC

(914) 834-4334

chris@tofallipr.com

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